UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2019

T-MOBILE US, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

12920 SE 38th Street
Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 26, 2019, T-Mobile US, Inc. (the “Company”) amended the terms of its wireless service receivable revolving securitization facility (the “Airtime Receivables Facility”) to extend the revolving period, which was scheduled to terminate on March 12, 2019, to March 12, 2021.

Under the Airtime Receivables Facility, certain wholly-owned subsidiaries of the Company (collectively, the “Originators”) sell and/or contribute certain of their wireless service receivables to T-Mobile PCS Holdings LLC, a wholly owned subsidiary of the Company (“T-Mobile PCS Holdings”), pursuant to that certain Receivables Sale and Conveyancing Agreement, dated as of February 26, 2014 (as amended, the “Conveyancing Agreement”), among the Originators and T-Mobile PCS Holdings.

Immediately after acquiring such receivables, T-Mobile PCS Holdings sells and/or contributes such receivables to T-Mobile Airtime Funding LLC, a special purpose entity and wholly-owned subsidiary of T-Mobile PCS Holdings (“T-Mobile Funding”), pursuant to that certain Receivables Sale and Contribution Agreement, dated as of February 26, 2014, (as amended, the “Contribution Agreement”), between T-Mobile PCS Holdings and T-Mobile Funding.

Immediately after acquiring such receivables, T-Mobile Funding sells such receivables to Billing Gate One LLC, a Delaware limited liability company (“Billing Gate One”), pursuant to that certain Fourth Amended and Restated Master Receivables Purchase Agreement, dated as of February 26, 2019 (the “Master Receivables Purchase Agreement”), among T-Mobile Funding, as funding seller, Billing Gate One, as purchaser, Landesbank Hessen-Thüringen Girozentrale, as bank purchasing agent, MUFG Bank (Europe) N.V., Germany Branch, as bank collection agent, T-Mobile PCS Holdings, as servicer, and the Company and T-Mobile USA, Inc. (“TMUSA”), as performance guarantors.

Immediately after acquiring such receivables, Billing Gate One sells such receivables to a bank purchasing group pursuant to that certain February 2019 Amended and Restated Onward Receivables Purchase Agreement, dated as of February 26, 2019, among Billing Gate One, as seller, Landesbank Hessen-Thüringen Girozentrale, as bank purchasing agent, DZ Bank AG Deutsche Zentral-Genossenschaftsbank, as conduit agent, MUFG Bank (Europe) N.V., Germany Branch, as bank collection agent and certain bank purchasers and conduit purchasers party thereto from time to time.

Billing Gate One has a contractual right of recourse against T-Mobile Funding with respect to transfers of the receivables to Billing Gate One under the Master Receivables Purchase Agreement, pursuant to which T-Mobile Funding is required to repurchase certain aged receivables from Billing Gate One and to pay additional amounts in the event of ineligible receivables and certain receivable write-off activity or changes in the terms of the receivables. In addition, T-Mobile Funding has continuing involvement with the sold receivables as it may be responsible for absorbing additional credit losses pursuant to the Master Receivables Purchase Agreement.

T-Mobile PCS Holdings will service the receivables in exchange for a monthly servicing fee. The Company and TMUSA will provide performance guarantees of certain obligations of T-Mobile PCS Holdings, in its capacity as servicer under the Master Receivables Purchase Agreement, and the Originators under the Conveyancing Agreement.

The Airtime Receivables Facility contains representations and warranties, affirmative and negative covenants, and events of default that are similar to comparable securitization transactions.

While the transaction is treated as a sale for accounting and legal purposes, the Company will not treat the transaction as a sale for federal and state tax purposes.

This summary of the amendments to the Airtime Receivables Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Master Receivables Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Fourth Amended and Restated Master Receivables Purchase Agreement, dated as of February 26, 2019, among T-Mobile Funding LLC, as funding seller, Billing Gate One LLC, as purchaser, Landesbank Hessen-Thüringen Girozentrale, as bank purchasing agent, MUFG Bank (Europe) N.V., Germany Branch, as bank collection agent, T-Mobile PCS Holdings LLC, as servicer, and T-Mobile US, Inc. and T-Mobile USA, Inc., as performance guarantors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2019	T-MOBILE US, INC.

By:	/s/ J. Braxton Carter
J. Braxton Carter
Executive Vice President and Chief Financial Officer